New York Mortgage Trust 2021 Fourth Quarter Financial Summary

2See Glossary and End Notes in the Appendix. This presentation contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward- looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed or implied in our forward-looking statements. The following factors are examples of those that could cause actual results to vary from our forward-looking statements: changes in our business and investment strategy; changes in interest rates and the fair market value of our assets, including negative changes resulting in margin calls relating to the financing of our assets; changes in credit spreads; changes in the long-term credit ratings of the U.S., Fannie Mae, Freddie Mac, and Ginnie Mae; general volatility of the markets in which we invest; changes in prepayment rates on the loans we own or that underlie our investment securities; increased rates of default or delinquency and/or decreased recovery rates on our assets; our ability to identify and acquire our targeted assets, including assets in our investment pipeline; changes in our relationships with our financing counterparties and our ability to borrow to finance our assets and the terms thereof; changes in our relationships with and/or the performance of our operating partners; our ability to predict and control costs; changes in laws, regulations or policies affecting our business, including actions that may be taken to contain or address the impact of the COVID-19 pandemic; our ability to make distributions to our stockholders in the future; our ability to maintain our qualification as a REIT for federal tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; risks associated with investing in real estate assets, including changes in business conditions and the general economy, the availability of investment opportunities and the conditions in the market for Agency RMBS, non-Agency RMBS, ABS and CMBS securities, residential loans, structured multi-family investments and other mortgage-, residential housing- and credit- related assets, including changes resulting from the ongoing spread and economic effects of COVID-19; and the impact of COVID-19 on us, our operations and our personnel. These and other risks, uncertainties and factors, including the risk factors described in our most recent Annual Report on Form 10-K, as updated and supplemented from time to time, and our subsequent Quarterly Reports on Form 10-Q and other information that we file from time to time with the U.S. Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), could cause our actual results to differ materially from those projected in any forward-looking statements we make. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This presentation may not contain all of the information that is important to you. As a result, the information in this presentation should be read together with the information included in our most recent Annual Report on Form 10-K, as updated and supplemented from time to time, and our subsequent Quarterly Reports on Form 10-Q and other information that we file under the Exchange Act. References to “the Company,” “NYMT,” “we,” “us,” or “our” refer to New York Mortgage Trust, Inc., together with its consolidated subsidiaries, unless we specifically state otherwise or the context indicates otherwise. See glossary of defined terms and detailed end notes for additional important disclosures included at the end of this presentation. Fourth quarter and full year 2021 Financial Tables and related information can be viewed in the Company’s press release dated February 17, 2022 posted on the Company’s website at http://www.nymtrust.com under the “Investors — Events & Presentations” section. Forward Looking Statements

3 To Our Stockholders Management Update “The Company’s investment portfolio was transformed over the course of 2021 by our continued pursuit of organically-sourced opportunities through proprietary loan and joint venture pipelines. This strategic focus culminated in the fourth quarter with record quarterly investment acquisitions and fundings, portfolio yields at the highest level in nearly 10 years and a stable book value. We believe a diversified portfolio growth strategy centered around recurring income streams will provide stability to earnings in 2022. With industry leading low Company recourse leverage and flexibility aided by our low-cost operating structure, we are taking a more offensive posture to pursue opportunities in the higher rate environment for continued portfolio growth. We believe this is the path to enhance earnings.” — Jason Serrano, Chief Executive Officer and President

Company Overview Financial Summary Market & Strategy Update Quarterly Comparative Financial Information Appendix Non-GAAP Financial Measures Glossary End Notes Capital Allocation Reconciliation of Net Interest Income Reconciliation of Joint Venture Equity Investments Table of Contents

Company Overview

6See Glossary and End Notes in the Appendix. New York Mortgage Trust, Inc. (NASDAQ: NYMT) is a real estate investment trust (“REIT”) for U.S. federal income tax purposes in the business of acquiring, investing in, financing and managing primarily mortgage-related single-family and multi-family residential assets. Our objective is to deliver long-term stable distributions to our stockholders over changing economic conditions through a combination of net interest margin and capital gains from a diversified investment portfolio. Our investment portfolio includes credit sensitive single-family and multi-family assets. Data As of 12/31/2021 64 professionals in New York, Los Angeles, and Charlotte Focus of utilizing Market Leading Technology & Data Committed to Community, Diversity & Inclusion Loan Servicing and Direct Property Management Expertise $3.6B Total Investment Portfolio / $2.0B Market Capitalization NYMT Overview Charlotte New YorkLos Angeles Office Locations Capital Allocation Single-Family Multi-Family Other 74% 25% 1%

7 Key Developments See Glossary and End Notes in the Appendix. *Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix. Financial Performance ◦ Earnings per share $0.06, Comprehensive earnings per share $0.06 ◦ Undepreciated earnings per share $0.08* ◦ Book value per share of $4.70 (-$0.04 change QoQ) ◦ Undepreciated book value per share of $4.74* (-$0.02 change QoQ) ◦ Achieved 1.3% Quarterly and 8.3% Annual Economic Return ◦ Achieved 1.7% Quarterly and 9.1% Annual Economic Return on Undepreciated Book Value* Stockholder Value ◦ Declared fourth quarter common stock dividend of $0.10 per share ◦ Common stock dividend yield of 10.8% (share price as of 12/31/2021) ◦ Annual Total Rate of Return of 11.7% ◦ Annual G&A expense ratio of 2.1% Liquidity / Financing ◦ Record quarter of $795 million of loan purchases and direct multi-family origination ▪ Purchased residential loans for $606 million ▪ Closed $123 million of new multi-family joint venture investments ▪ Funded $66 million of multi-family mezzanine lending investments ◦ Sold non-Agency and Agency RMBS for proceeds of $184 million ◦ Issued 3.0 million shares of 7.000% Series G Preferred Stock for net proceeds of $72 million and fully redeemed 7.750% Series B Preferred Stock for $80 million, lowering the cost of capital represented by the redeemed shares by 75 bps ◦ $1.4 billion of unencumbered assets (39% of Total Investment Portfolio) ◦ $152 million of unrestricted cash, net of debt maturities within the next 30 days ◦ Company Recourse Leverage Ratio of 0.4x ◦ Portfolio Recourse Leverage Ratio of 0.2x Investing Activity

8 Subsequent Developments See Glossary and End Notes in the Appendix. Liquidity / Financing ◦ Purchased $254 million of residential loans and funded $71 million of new ◦ multi-family joint venture investments (as of 2/9/22) ◦ Q1 2022 on pace to exceed historical Q4 2021 investment activity ◦ Issued $288 million rated RMBS securitization with a 2.3% weighted average coupon ◦ Issued $225 million BPL securitization with a 4.11% weighted average coupon ◦ Redeemed 6.25% convertible notes due 1/15/22 for $138 million. ◦ Authorized a share repurchase program for up to $200 million of the Company's common stock Investing Activity

Financial Summary Fourth Quarter 2021

10See Glossary and End Notes in the Appendix. *Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix. Financial Snapshot Earnings & Book Value Net Interest MarginEarnings Per Share Undepreciated Earnings Per Share* $0.08 Investment Portfolio Yield on Avg. Interest Earning AssetsTotal Portfolio Size Total Investment Portfolio $3.6B Financing Dividend Per Share Economic Return on Undepreciated Book Value* Avg. Portfolio Financing CostPortfolio Recourse Leverage Ratio $0.1B $0.6B $2.9B Investment Allocation SF Credit 59% MF Credit 25% 0.3x 3 Months Ended 1.7% Q4 Dividend $0.10 Comprehensive $0.06 Basic $0.06 SF 81% MF 17% Other 2% Company Recourse Leverage Ratio 1.5x 0.8x 0.5x 0.4x 0.3x SF MF Other 4Q 2020 1Q 2021 2Q 2021 3Q 2021 4Q 20214Q 2020 1Q 2021 2Q 2021 3Q 2021 4Q 2021 4Q 2020 1Q 2021 2Q 2021 3Q 2021 4Q 2021 3.75% 3.61% 3.34% 3.14% 2.94% 4Q 2020 1Q 2021 2Q 2021 3Q 2021 4Q 2021 0.2x 0.2x 0.1x 0.1x 0.2x 0.4x 0.3x 6.05% 6.03% 6.31% 6.39% 6.57% 4Q 2020 1Q 2021 2Q 2021 3Q 2021 4Q 2021 2.30% 2.42% 2.97% 3.25% 3.63% 0.3x 0.3x 0.3x Undepreciated Book Value* $4.74

11See Glossary and End Notes in the Appendix. *Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix. Financial Results Fourth Quarter Profit & Loss Dollar amounts in millions, except per share data Net Interest Income $ 30.8 Non-Interest Income 39.3 Total Net Interest Income & Non-Interest Income 70.1 General & Administrative Expenses (12.5) Expenses Related to Real Estate (13.5) Portfolio Operating Expenses (8.1) Net Income Attributable to Company 36.2 Preferred Stock Dividends and Redemption Charge (13.7) Net Income Attributable to Common Stockholders $ 22.5 Depreciation expense on operating real estate 2.2 Amortization of lease intangibles related to operating real estate 6.3 Undepreciated Earnings* $ 31.0 $4.58 Included in Non-Interest Income is $7.2 million related to Preferred Return on Mezzanine Lending investments that would be included in net margin and contribute 46 bps had the investments qualified for loan accounting treatment under GAAP. Non-Interest Income: in millions Realized Gains $ 1.1 Unrealized Gains 15.5 Preferred Return on Mezzanine Lending 7.2 Income from Real Estate 7.6 Other 7.9 Total Non-Interest Income $ 39.3 $ 0.06 Basic earnings per common share 0.00 0.02 $ 0.08 Undepreciated earnings per common share*

12See Glossary and End Notes in the Appendix. *Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix. Fourth Quarter and Full Year Summary Dollar amounts in millions 4Q 2021 FY 2021 Investment Activity Acquisitions $ 851.0 $ 2,009.9 Sales $ (193.8) $ (509.7) Prepayments and Redemptions $ (332.5) $ (1,131.9) Net Investment Activity $ 324.7 $ 368.3 Earnings Net Income Attributable to Common Stockholders $ 22.5 $ 144.2 Undepreciated Earnings* $ 31.0 $ 159.9

Market & Strategy Update

14See Glossary and End Notes in the Appendix. Strategy Update A Selective Approach to Growth Market Themes Opportunity Execution U.S. Housing Supply Deficit * Existing home inventory for sale continues to fall – now at the lowest point on record (1.8 months of supply) Originator Liquidity Strain * Early in 2022, mortgage origination platforms witnessed a complete collapse in gain-on-sale margins from historically high levels U.S. Domestic Migration Trends * Smaller MSAs are benefiting from migration trends due to lower cost of living and remote work capabilities that provide families with the option to move to these areas Residential Investor Lending * Focus on short-term, bridge lending to entry level units to be absorbed within 18 months S&D Market * NYMT offers a liquidity bid to mortgage originators by focusing on purchasing, at a deep discount, loans with ‘technical’ origination defects that are undeliverable to GSEs Multi-Family Originations * Focus lending and JV opportunities in multi-family markets where housing shortage is most acute * 73% LTV (at cost) * 65% LTV (after repair) BPL-Bridge $993MM 28% of Total * 3.91% W/A coupon rate * 6% W/A purchase price discount S&D $547MM 15% of Total * 88% of portfolio located in S/SE * 100% of properties are low/mid rise * Majority located in secondary markets Mezzanine Lending/JV $573MM 16% of Total

Strategy Update

Organic Growth Structured Around Proprietary Sourcing

Core Strategy Development

Single-Family

- In Q4 2021, NYMT entered into a flow agreement with a BPL-Rental originator, guaranteeing NYMT 50% of production.
- Continue to grow direct BPL funding on a monthly basis from more than 3 BPL-Bridge originators.
- Other sourcing opportunities:
  - Expanding programs (e.g., bridge to perm; early funding)
  - Warehouse line dislocation

Multi-Family

- In 2016, NYMT internalized RiverBanc, a direct multi-family originations and asset management team
  - National scale originator
  - Funded approximately **$1.0 billion** with internal rate of return of **15%**
  - Organic sourcing with hundreds of Sponsors across the U.S.
  - Actively seeking portfolio roll-up opportunities by providing asset management expertise (closed on first portfolio joint venture in Q4 2021)

See Glossary and End Notes in the Appendix.

15

16See Glossary and End Notes in the Appendix. Strategy For Sustainable Earnings Growth NYMT Investment Strategy Focus NYMT seeks investment opportunities in markets where the Company finds a competitive advantage due to operational barriers to entry. Safety NYMT focuses on markets where compelling risk- adjusted asset returns are available through an unlevered holding strategy or through sustainable non-mark-to- market financing arrangements. Execution NYMT executes a low-levered credit strategy within the multi-family and single-family sectors by building portfolios through proprietary flow and bulk purchases where mid-teens returns are achievable on capital deployed. Portfolio Acquisitions (Dollar amounts in millions) Performing LoansBPL - Bridge/ Rental MF Loans/JV $268 $292 $165 $273 $473 $52 $55 $93 $98 $133 $31 $96 $189 $139 $38 $56 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Securities & Other $6 $11 $19 $13 $490 $364 $290 $505 $851 +69%

17See Glossary and End Notes in the Appendix. Strategy Update Evolution of Strategy Shift Cash Utilization Portfolio Re-Lever Asset Rotation Deploy cash generated from 2020 loan strategy acceleration 1 3 Increase utilization of non-mark-to market structures Shift to higher yielding residential and multi-family loans Higher earnings-driven re-deployment Unrestricted Cash (in millions) Total Investment Portfolio % Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 $0 $200 $400 $600 $800 $1,000 0% 5% 10% 15% 20% 25% Non-MTM Utilized (in millions) Avg Portfolio Financing Cost Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 $0 $200 $400 $600 $800 $1,000 0% 1% 2% 3% 4% Investment Securities (in millions) Yield on Avg. Interest Earnings Assets Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 $0 $300 $600 $900 $1,200 2% 4% 6% 8% 2

18See Glossary and End Notes in the Appendix. Strategy Update Significant Reinvestment Opportunity Focused on increasing EPS through capital re-deployment Cash Available through Q1 2022 Expected Financing Activities: EPS Growth Potential with 50% Cash Utilization of Q1 2022 Expected Financing Activities: Reinvestment ROE 9% 12% 15% + $0.02 + $0.03 + $0.04 $478MM $584MM $129MM $204MM $75MM$106MM Completed as of 2/15/2022 Incremental EPS Growth Potential *Portfolio Recourse Leverage Ratio expected to increase to 0.4x Projected additional in Q1 Asset Re-Capitalization $181MM Unencumbered Asset Financing $607MM Total $788MM

19See Glossary and End Notes in the Appendix. Strategy for Sustainable Financing NYMT Continues to Enhance Debt Structure Strategy Continue to primarily focus on investments away from CUSIP securities that do not rely on short-term callable mark-to-market leverage to generate attractive returns. Growth NYMT pursues a proprietary asset sourcing approach to lock-in investment pipelines with trusted counterparties within the multi-family and single-family credit sectors. Alongside the unencumbered portfolio and unrestricted cash, NYMT has the ability to organically grow the balance sheet. Leverage Reduced MTM repo by 83% since 12/31/2019 by focusing on securitization financing. Quarterly Portfolio Financing Exposure (Dollar amounts in millions) MTM Repo Securitization FinancingNon-MTM Repo Unencumbered Cash 12/31/2020 3/31/2021 6/30/2021 9/30/2021 12/31/2021 Portfolio Recourse Leverage Ratio 0.2x 0.1x 0.2x0.1x0.2x $16 $50 $45 $1,405 $152 $1,343 $1,390 $1,512$1,566 $409 $293 $291 $325 $714$569 $537 $688 $319$357 $330 $297 $539$17 $686 $209

20See Glossary and End Notes in the Appendix. Single-Family Portfolio Overview Core Strategy Sub-Sector Asset Value Net Capital Portfolio Recourse Leverage Ratio Total Portfolio Leverage Ratio Loan Key Characteristics Current Environment % $ % $ Avg. FICO Avg. LTV Avg. Coupon BPL - Bridge • Bridge loans • Bridge w/Rehab loans 34% $993 48% $831 — 0.2x • Historically low housing inventory and robust housing demand maintains a healthy backdrop for bridge loans. • Borrower experience is a key target attribute for NYMT, highlighting ability to source deals and execute rehabilitation plans. BPL - Rental • DSCR 3% $86 4% $63 0.4x 0.4x • Expanded investment program to include Rental Loans with existing origination partners. • Bridge loan borrowers also utilize rental loan products, allowing NYMT opportunity to ‘recapture’ relationships with key borrowers. Performing Loan • S&D • Other 21% $607 14% $243 1.5x 1.6x • Prepayments are slowing with higher conforming rates. More S&D opportunities are arising in orphaned, lower coupon production. • Originator gain-on-sale shrinking in current market, creating impetus for S&D sales to increase balance sheet velocity. RPL • Seasoned re- performing mortgage loans • Non-performing mortgage loans 28% $819 11% $199 0.9x 3.3x • Benign unemployment environment and historical HPA (19% YoY) create a robust credit profile in the seasoned RPL portfolio. • Despite rising mortgage rates, borrowers continue to have incentive to refinance seasoned RPLs with higher coupons. Securities • Non-Agency (includes Consolidated SLST - $230MM) 13% $358 21% $361 — — • Securitization markets are starting to feel heavy, with credit spreads widening and closing timelines pushing out. Dollar amounts in millions Total Investment Portfolio 81% Total Capital 74% 1/5 Underlying Collateral Allocation Dollar amounts in millions 8 5 0 6 6% 2 . 8 9% 7 6 6 728 850 747 850 722 850 65% 68% 65% 4.01% 4.75% 8.72% 65% 4.83% 628 850 Target ROE 12-15%

21See Glossary and End Notes in the Appendix. Single-Family Portfolio Highlights Quarterly Update Q4 Credit Performance ◦ RPL strategy continues its trend of low delinquency rates and stabilized performance. ◦ BPL and S&D continue to produce attractive returns with 0% credit losses. Q4 Financing Update ◦ Obtained financing for residential loans through a repurchase agreement with an existing counterparty, receiving proceeds of $251 million. Q4 Portfolio Activity ◦ Purchased $606 million of residential loans, including: – $388 million BPL - Bridge – $133 million S&D – $85 million BPL - Rental ◦ Sold non-Agency and Agency RMBS for proceeds of $184 million $96 $89 $97 $97 $100 WT. Avg. Price 65% 66% 64% 64% 38% 35% 34% 36% 36% 62% Current Delinquent (60+) 12/31/21 9/30/21 6/30/21 3/31/21 Purchase Pipeline Update ◦ Focused on BPL-Bridge lending and launch of BPL-Rental loan strategy with expected purchase volumes to be above Q4 2021 record volume at now higher coupons. A nn ua liz ed P re pa ym en t R at e Jan- 21 Feb- 21 Mar- 21 Apr- 21 May- 21 Jun- 21 Jul- 21 Aug- 21 Sep- 21 Oct- 21 Nov- 21 Dec- 21 20 30 40 Prepaid Loan Purchase Price $94 $93 $94 $94 $93 $95 $94 $92 $95 $93 $95 $92 RPL Performance Update S&D Loan Prepayment Activity

Single-Family

Business Purpose Loan-Bridge Strategy

NYMT Expertise

Expertise & Background

- Deep experience managing different whole loan strategies across the credit spectrum.
- Managed rehabilitation and sale of real estate-owned assets for over 10 years.
- Started slowly investing in business purpose loans in 2019 and significantly ramped up effort in the latter part of 2020.
- Added new production pipelines in 2021.

NYMT Differentiation

- Source business purpose loans through flow and bulk trades with multiple originator, asset manager and broker-dealer relationships.
- We seek to compete on process, not price, to gain market share in the BPL sector by leveraging technology to expedite loan funding timelines.
- We contribute to partner sourcing by uncovering new borrower relationships for our originator partners.

Strategy & Initiatives

- Focus:
  - Markets with acute housing shortages
  - Borrowers with proven business plans
  - Low LTV
  - Low rehab requirements

Loan Count: 2,028 | UPB ($MM): $989

Loan Key Characteristics

Avg. FICO	*Avg. Coupon*	*Avg. LTARV*	*Avg. LTC*
728 (of 850)	8.72%	65%	73%

Borrower Experience	DQ 60+	Maturity (months)
6.6 projects	3.0%	14.0

Distribution of Project Rehab Costs



% of BPL Portfolio
23%
22%
17%
10%
7%
4%
17%
—%
>0%-15%
16%-30%
31%-45%
46%-60%
61%-75%
>75%
% of Initial Cost

See Glossary and End Notes in the Appendix.

22

NYMT

Multi-Family

Portfolio Overview

Dollar amounts in millions	Total Investment Portfolio *17%*	Total Capital *25%*	Target ROE *12-17%*

Core Strategy	Sub-Sector	Asset Value %	Asset Value $	Net Capital %	Net Capital $	Loan Key Characteristics: *Avg. DSCR*	Loan Key Characteristics: *Avg. LTV*	Loan Key Characteristics: *Avg. Coupon/ Target IRR*	Current Environment
Mezzanine Lending	Preferred equity and mezzanine direct originations	50%	$301	49%	$288	*2.05x*	79%	11.80%	• Increasing opportunities to invest in cash-flowing properties subject to long-dated senior mortgage maturities and associated high prepayment penalties. • New construction lending opportunities are limited to projects where land was purchased prior to recent valuation increases.
Joint Venture Equity	Equity ownership of an individual multi-family property alongside an operating partner	45%	$272	46%	$272	*1.74x*	82%	13-17%	• Transaction volume increased dramatically as demand in the South / South East continues to outpace supply. • Senior debt markets have been active with bridge lending playing a larger role throughout the year, providing attractive capital for joint ventures.

See Glossary and End Notes in the Appendix.

23

NYMT

Multi-Family

Opportunity Highlights

Quarterly Update

Property Operating Update

- Portfolio occupancy rate improved to an average of **94.3%** in December 2021 from an average of **91.4%** in December 2020.
- Rental growth rate of **8%** in 2021.

Loan Performance Update

- Three loans with outstanding UPB of **$32 million** paid off in the quarter at an average lifetime IRR of **15.4%** (1.41x multiple) including any applicable minimum return multiple.
- As of 12/31/21, only one loan equaling 1.3% of the total multi-family portfolio was delinquent and expected to pay off at par.

NYMT Differentiation

- Q1 origination pipeline continues to develop at a robust pace mirroring dynamics of what was seen in Q4 2021
  - *$71 million closed as of 2/9/2022*
  - *$152 million currently in underwriting*

Mezzanine Portfolio Characteristics as of 12/31/2021

(Dollar amounts in millions)

State	Count	Balance		% Total	Coupon	LTV	DSCR
FL	6	$	84	28.1 %	12.5 %	72 %	2.43x
TX	9	$	71	23.6 %	11.2 %	84 %	2.13x
AL	3	$	41	13.7 %	12.2 %	73 %	2.12x
OH	3	$	28	9.5 %	11.6 %	88 %	2.05x
NC	3	$	19	6.4 %	12.0 %	74 %	1.50x
Other	9	$	55	18.7 %	11.2 %	84 %	1.91x
Total	**33**	**$**	**298**	**100.0 %**	**11.8 %**	**79 %**	**2.05x**

Joint Venture Portfolio Characteristics as of 12/31/2021

(Dollar amounts in millions)

State	Count	Balance		% Total	Target IRR	LTV	DSCR
TX	11	$	90	33.1 %	14.4 %	81 %	1.64x
FL	6	$	82	30.0 %	13.7 %	85 %	1.82x
AL	2	$	37	13.7 %	15.2 %	75 %	1.56x
SC	2	$	17	6.1 %	14.3 %	83 %	2.17x
Other	3	$	46	17.1 %	14.3 %	82 %	1.74x
Total	**24**	**$**	**272**	**100.0 %**	**14.3 %**	**82 %**	**1.74x**

See Glossary and End Notes in the Appendix.

24

NYMT

25See Glossary and End Notes in the Appendix. *Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix. Multi-Family Origination Platform NYMT Expertise Since 2014, originated approximately $1.0 billion of Mezzanine Lending and Joint Ventures for a 15% return. ◦ A focus in middle market communities located in secondary and tertiary markets ◦ Properties with 150 - 300 units ◦ Value-add sponsor strategies through improvements ◦ Due to an experienced asset management team, NYMT has never incurred a loss in this highly accretive business Loan Count: 2,028 UPB ($MM): $989Current Portfolio Investments totaled $573 million at YE 2021 ◦ Migration to affordable MSAs fueled rental demand ◦ NYMT restarted JV program in 2021 to focus on opportunities in the South / South East where housing shortage is most acute ◦ Depreciation and lease intangible amortization are non- cash GAAP expenses which reduce earnings and book value ◦ Given increase of JVs on balance sheet, NYMT will now separately report two new measures, Undepreciated Book Value* and Undepreciated Earnings* GAAP Expense Q4 Expense Change to BV Change to EPS Depreciation $(2)MM $(0.01) — Amortization $(6)MM $(0.03) $(0.02) Total $(8)MM $(0.04) $(0.02) Mezzanine Lending Joint Venture Equity 2014 2015 2016 2017 2018 2019 2020 2021 Jan 2022 $573MM 47% $271 Mezzanine Loans Preferred Equity Joint Venture Equity 53% $71$27 $31 $44 $60 $114 $127 $82 $110 $14 $18 $22 $5 Originations by Year (Dollar amounts in millions)

26See Glossary and End Notes in the Appendix. ◦ Invest in lower market quality product as a value play ◦ Utilize strategic capex plan to improve rent growth Target Product Market Competition Style Unit Interiors Common to Multi-Family Target Strategy Houston, TX Houston, TX Beaufort, SC Austin, TX Houston, TX Pooler, GA

27 Current Focus New York Mortgage Trust 90 Park Avenue New York, New York 10016 Utilize a Strong Balance Sheet to Capture Superior Market Opportunities ◦ Invest across capital structures and sectors to locate compelling risk-adjusted returns ◦ Continue to grow pipeline of targeted assets with existing relationships under a flexible, low operating cost structure ◦ Continue to generate attractive returns with minimal Portfolio Recourse Leverage to protect book value The Company continues to focus on asset growth through proprietary channels and prudent liability management to increase profitability.

Quarterly Comparative Financial Information

Portfolio Yields by Strategy

Quarter over Quarter Comparison

Portfolio Net Interest Margin (4Q'21 vs 3Q'21)
Portfolio net interest margin for the fourth quarter was 3.63%, an increase of 38 bps from the prior quarter primarily due to 1) continued investment in higher-yielding business purpose loans and 2) decreased borrowing cost due to the full quarter impact of 210 bps cost savings related to our RPL strategy loan securitization that closed in the latter part of the third quarter.

Dollar Amounts in Thousands	4Q'21	3Q'21	2Q'21	1Q'21	4Q'20
Single-Family					
Avg. Interest Earning Assets	$ 2,590,388	$ 2,608,604	$ 2,535,085	$ 2,504,777	$ 2,173,016
Yield on Avg. Interest Earning Assets	6.19 %	6.00 %	5.91 %	5.63 %	5.53 %
Average Financing Cost	(2.94)%	(3.14)%	(3.34)%	(3.61)%	(3.75)%
Single-Family Net Interest Margin	***3.25 %***	***2.86 %***	***2.57 %***	***2.02 %***	***1.78 %***
Multi-Family					
Avg. Interest Earning Assets	$ 158,424	$ 195,431	$ 288,889	$ 310,347	$ 357,281
Yield on Avg. Interest Earning Assets	9.51 %	8.69 %	7.94 %	7.93 %	7.87 %
Average Financing Cost	— %	— %	— %	— %	— %
Multi-Family Net Interest Margin	***9.51 %***	***8.69 %***	***7.94 %***	***7.93 %***	***7.87 %***
Portfolio Total					
Avg. Interest Earning Assets	$ 2,772,140	$ 2,830,503	$ 2,854,627	$ 2,846,776	$ 2,566,145
Yield on Avg. Interest Earning Assets	6.57 %	6.39 %	6.31 %	6.03 %	6.05 %
Average Financing Cost	(2.94)%	(3.14)%	(3.34)%	(3.61)%	(3.75)%
Portfolio Net Interest Margin	***3.63 %***	***3.25 %***	***2.97 %***	***2.42 %***	***2.30 %***

See Glossary and End Notes in the Appendix.

29

NYMT

Net Interest Income

Quarter over Quarter Comparison

Net Interest Income (4Q'21 vs 3Q'21)
Net interest income was relatively flat for the quarter as compared to the previous quarter. Our continued investment in higher-yielding business purpose loans during the quarter contributed to the $0.9 million increase in single-family interest income offset by a $0.5 million decrease in multi-family interest income due to payoffs related to our preferred equity investments accounted for as loans. Although there was a decrease in income from preferred equity investments accounted for as loans, our income from preferred equity investments accounted for as equity increased during the period, contributing $7.2 million in preferred return during the quarter, which is included in income from equity investments in *Slide 32*. Interest expense on the single-family portfolio decreased by $0.3 million primarily due to the full quarter impact of 210 bps in interest cost savings related to our RPL strategy loan securitization that closed in the latter part of the third quarter. Interest expense related to mortgages payable on real estate increased as a result of the full quarter impact of multi-family joint venture investments consolidated in the previous quarter as well as additional multi-family joint venture investments entered into and consolidated in the current quarter.

Interest Income & Interest Expense Breakout by Investment Category

Dollar Amounts in Thousands		4Q'21		3Q'21		2Q'21		1Q'21		4Q'20
Single-Family										
Interest Income	$	40,073	$	39,144	$	37,455	$	35,259	$	30,036
Interest Expense		(7,832)		(8,163)		(8,748)		(9,043)		(9,619)
Single-Family Net Interest Income	***$***	***32,241***	***$***	***30,981***	***$***	***28,707***	***$***	***26,216***	***$***	***20,417***
Multi-Family										
Interest Income	$	3,767	$	4,247	$	5,734	$	6,152	$	7,031
Interest Expense		—		—		—		—		—
Multi-Family Net Interest Income	***$***	***3,767***	***$***	***4,247***	***$***	***5,734***	***$***	***6,152***	***$***	***7,031***
Total										
Interest Income	$	45,554	$	45,207	$	45,036	$	42,934	$	38,811
Interest Expense [(1)]		(14,782)		(14,176)		(13,561)		(12,594)		(12,855)
Total Net Interest Income	***$***	***30,772***	***$***	***31,031***	***$***	***31,475***	***$***	***30,340***	***$***	***25,956***

(1) Includes interest expense generated by our subordinated debentures, convertible notes, senior unsecured notes and mortgages payable on real estate. See *Slide 33* for detailed information regarding income and loss from real estate.

See Glossary and End Notes in the Appendix.

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Non-Interest Income (Loss)

Quarter over Quarter Comparison

Realized Gains (Losses), net (4Q'21 vs 3Q'21)
Net realized gains on residential loans are primarily a result of loan prepayment activity that generated $5.1 million in net realized gains during the quarter. Net realized losses of $4.1 million on investment securities is primarily related to the sale of Agency RMBS during the quarter, which generated $3.5 million of realized losses, as well as $0.7 million of write-down recognized on a non-Agency RMBS.

Dollar Amounts in Thousands		4Q'21		3Q'21		2Q'21		1Q'21		4Q'20
Residential loans	$	5,224	$	3,219	$	4,597	$	2,683	$	2,036
Investment securities		(4,134)		5,095		392		4,375		(175)
Total Realized Gains, net	*$*	*1,090*	*$*	*8,314*	*$*	*4,989*	*$*	*7,058*	*$*	*1,861*

Unrealized Gains (Losses), net (4Q'21 vs 3Q'21)
Certain credit markets saw continued credit spread tightening in the fourth quarter, which translated to improved pricing on our residential loan portfolio. Net unrealized gains on our investment securities is primarily related to the reversal of previously recognized unrealized losses on the Company's Agency RMBS that were sold during the quarter.

Dollar Amounts in Thousands		4Q'21		3Q'21		2Q'21		1Q'21		4Q'20
Residential loans	$	10,684	$	20,074	$	5,902	$	18,677	$	34,730
Consolidated SLST		513		4,302		9,793		9,225		2,820
Preferred equity and mezzanine loan investments		326		392		190		105		5,087
Investment securities		3,968		5,370		7,969		(1,841)		9,912
Total Unrealized Gains, net	*$*	*15,491*	*$*	*30,138*	*$*	*23,854*	*$*	*26,166*	*$*	*52,549*

See Glossary and End Notes in the Appendix.

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Non-Interest Income (Loss)

Quarter over Quarter Comparison

Income from Equity Investments (4Q'21 vs 3Q'21)
Preferred return on preferred equity investments accounted for as equity increased to $7.2 million as a result of an increase in these investments during the quarter. The fair value of the Company's investment in an entity that originates residential loans also increased during the quarter, contributing $2.8 million of additional income.

Dollar Amounts in Thousands	4Q'21	3Q'21	2Q'21	1Q'21	4Q'20
Preferred return on preferred equity investments accounted for as equity	$ 7,177	$ 6,172	$ 5,531	$ 5,376	$ 4,915
Unrealized (losses) gains, net on preferred equity investments accounted for as equity	(256)	(294)	805	123	4,309
Income from unconsolidated joint venture equity investments in multi-family properties	150	—	—	—	—
Income (loss) from entities that invest in or originate residential properties and loans	4,804	2,137	4,271	(2,100)	2,874
Total Income from Equity Investments	*$ 11,875*	*$ 8,015*	*$ 10,607*	*$ 3,399*	*$ 12,098*

Other Income (Loss) (4Q'21 vs 3Q'21)
The increase in other income in the fourth quarter is primarily related to an increase in redemption premium recognized from early repayment of preferred equity investments during the fourth quarter as compared to the previous quarter. Additionally, the Company did not recognize a loss on the extinguishment of collateralized debt obligations as we did in the previous quarter.

Dollar Amounts in Thousands	4Q'21	3Q'21	2Q'21	1Q'21	4Q'20
Loss on extinguishment of collateralized debt obligations	$ —	$ (1,583)	$ —	$ —	$ —
Preferred equity and mezzanine loan premiums resulting from early redemption	3,147	117	1,459	571	588
Operating loss in Consolidated VIEs	—	—	—	—	(387)
Miscellaneous income	125	431	217	1,031	143
Total Other Income (Loss)	*$ 3,272*	*$ (1,035)*	*$ 1,676*	*$ 1,602*	*$ 344*

See Glossary and End Notes in the Appendix.

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Net Loss from Real Estate

Quarter over Quarter Comparison

Net Loss from Real Estate (4Q'21 vs 3Q'21)

The increase in both income from and expenses related to real estate in the fourth quarter is primarily related to the full quarter impact of multi-family joint venture investments made in the previous quarter as well as additional multi-family joint venture investments made during the current quarter. These multi-family joint venture investments are consolidated in the Company's financial statements in accordance with GAAP and a significant portion of the net loss is attributable to the $9.2 million of depreciation expense and amortization of lease intangibles related to the operating real estate.

Dollar Amounts in Thousands		4Q'21		3Q'21		2Q'21		1Q'21		4Q'20
Income from real estate	$	7,605	$	3,980	$	2,150	$	1,495	$	419
Interest expense, mortgages payable on real estate (1)		(2,077)		(1,147)		(430)		(310)		—
Expenses related to real estate:										
Depreciation expense on operating real estate (2)		(2,394)		(1,749)		(838)		(681)		(155)
Amortization of lease intangibles related to operating real estate (2)		(6,837)		(3,993)		(1,516)		(1,242)		(231)
Other expenses		(4,232)		(2,807)		(1,559)		(1,001)		(377)
Total expenses related to real estate		(13,463)		(8,549)		(3,913)		(2,924)		(763)
Net Loss from Real Estate	***$***	***(7,935)***	***$***	***(5,716)***	***$***	***(2,193)***	***$***	***(1,739)***	***$***	***(344)***
Net loss attributable to non-controlling interest		1,296		394		1,625		1,409		437
Net (Loss) Income from Real Estate Attributable to the Company	***$***	***(6,639)***	***$***	***(5,322)***	***$***	***(568)***	***$***	***(330)***	***$***	***93***

(1) Included in interest expense in the Company's consolidated statements of operations.

(2) See *Slide 39* for amounts of depreciation expense and amortization of lease intangibles related to operating real estate attributable to the Company.

See Glossary and End Notes in the Appendix.

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Expense Analysis

Quarter over Quarter Comparison

General and Administrative Expenses (4Q’21 vs 3Q’21)
Increase in compensation expenses is largely related to an increase in bonus accruals during the fourth quarter. Decrease in other general and administration is primarily attributable to the decrease in state capital tax accruals during the quarter.

Dollar Amounts in Thousands		4Q'21		3Q'21		2Q'21		1Q'21		4Q'20
Salaries, benefits and directors' compensation	$	9,765	$	8,612	$	9,797	$	8,796	$	6,744
Other general and administrative expenses		2,724		3,846		2,723		2,645		2,912
Total General and Administrative Expenses	***$***	***12,489***	***$***	***12,458***	***$***	***12,520***	***$***	***11,441***	***$***	***9,656***

Portfolio Operating Expenses (4Q’21 vs 3Q’21)
Portfolio operating expenses increased by $1.1 million primarily due to the continued growth of the business purpose loan portfolio.

Dollar Amounts in Thousands		4Q'21		3Q'21		2Q'21		1Q'21		4Q'20
Portfolio Operating Expenses	***$***	***8,111***	***$***	***7,039***	***$***	***6,688***	***$***	***4,830***	***$***	***2,761***

See Glossary and End Notes in the Appendix.

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35See Glossary and End Notes in the Appendix. Other Comprehensive Income (Loss) Other Comprehensive Income (Loss) (4Q’21 vs 3Q’21) The change in other comprehensive income is primarily due to unrealized losses on certain non-Agency RMBS recognized during the fourth quarter, partially offset by previously recognized unrealized losses that were reversed in relation to the redemption of certain investment securities during the quarter. Dollar Amounts in Thousands 4Q'21 3Q'21 2Q'21 1Q'21 4Q'20 NET INCOME ATTRIBUTABLE TO COMPANY'S COMMON STOCKHOLDERS $ 22,460 $ 36,861 $ 42,944 $ 41,911 $ 70,123 OTHER COMPREHENSIVE (LOSS) INCOME (Decrease) increase in fair value of investment securities available for sale (314) 637 3,788 638 12,755 Reclassification adjustment for net loss (gain) included in net income 51 (6,045) (213) 2,242 177 TOTAL OTHER COMPREHENSIVE (LOSS) INCOME (263) (5,408) 3,575 2,880 12,932 COMPREHENSIVE INCOME ATTRIBUTABLE TO COMPANY'S COMMON STOCKHOLDERS $ 22,197 $ 31,453 $ 46,519 $ 44,791 $ 83,055

Book Value

Changes in Book Value
The following table analyzes the changes in book value and undepreciated book value* of our common stock for the quarter and year ended December 31, 2021.

Amounts in Thousands, except per share	Quarter Ended December 31, 2021 Amount	Shares	Per Share	Year Ended December 31, 2021 Amount	Shares	Per Share
Beginning Balance, Book Value	$ 1,796,766	379,286	$ 4.74	$ 1,779,380	377,744	$ 4.71
Common stock issuance, net	3,094	119		10,239	1,661	
Preferred stock issuance, net	72,169			210,738		
Preferred stock issuance liquidation preference	(75,000)			(218,750)		
Preferred stock redemption charge	2,722			6,165		
Balance after share activity	1,799,751	379,405	4.74	1,787,772	379,405	4.71
Redemption of non-controlling interest in Consolidated VIEs	—		—	3,420		0.01
Dividends and dividend equivalents declared	(38,042)		(0.10)	(152,246)		(0.40)
Net change in accumulated other comprehensive income:						
Investment securities available for sale	(263)		—	784		—
Net income attributable to Company's common stockholders	22,460		0.06	144,176		0.38
Ending Balance, Book Value	***$ 1,783,906***	***379,405***	***$ 4.70***	***$ 1,783,906***	***379,405***	***$ 4.70***
Add:						
Cumulative depreciation expense on operating real estate [(1)]	4,381		0.01	4,381		0.01
Cumulative amortization of lease intangibles related to operating real estate [(1)]	11,324		0.03	11,324		0.03
Ending Balance, Undepreciated Book Value*	***$ 1,799,611***	***379,405***	***$ 4.74***	***$ 1,799,611***	***379,405***	***$ 4.74***

(1) Represents life to date adjustments for depreciation expense and amortization of lease intangibles related to operating real estate attributable to the Company for both the quarterly and annual periods presented.

See Glossary and End Notes in the Appendix.
**Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix.*

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Annual and Quarterly Returns

Economic/Total Rate

Economic Return:
Change in Book Value for the period + Dividends declared for the period, divided by the beginning period Book Value.

Economic Return on Undepreciated Book Value:*
Change in Undepreciated Book Value for the period + Dividends declared for the period, divided by the beginning period Undepreciated Book Value.

	2021	4Q'21	3Q'21	2Q'21	1Q'21	2020	2019	2018
Book Value								
Beginning	$ 4.71	$ 4.74	$ 4.74	$ 4.71	$ 4.71	$ 5.78	$ 5.65	$ 6.00
Ending	$ 4.70	$ 4.70	$ 4.74	$ 4.74	$ 4.71	$ 4.71	$ 5.78	$ 5.65
Change in Book Value	***$ (0.01)***	***$ (0.04)***	***$ —***	***$ 0.03***	***$ —***	***$ (1.07)***	***$ 0.13***	***$ (0.35)***
Dividends								
Q1	$ 0.10				$ 0.10	$ —	$ 0.20	$ 0.20
Q2	0.10			$ 0.10		0.05	0.20	0.20
Q3	0.10		$ 0.10			0.075	0.20	0.20
Q4	0.10	$ 0.10				0.10	0.20	0.20
Total	***$ 0.40***	***$ 0.10***	***$ 0.10***	***$ 0.10***	***$ 0.10***	***$ 0.225***	***$ 0.80***	***$ 0.80***
Economic Return	**8.3%**	**1.3%**	**2.1 %**	**2.8 %**	**2.1 %**	**(14.6)%**	**16.5 %**	**7.5 %**
Undepreciated Book Value*								
Beginning	$ 4.71	$ 4.76	$ 4.75	$ 4.71	$ 4.71	$ 5.78	$ 5.65	$ 6.00
Ending	$ 4.74	$ 4.74	$ 4.76	$ 4.75	$ 4.71	$ 4.71	$ 5.78	$ 5.65
Change in Undepreciated Book Value	***$ 0.03***	***$ (0.02)***	***$ 0.01***	***$ 0.04***	***$ —***	***$ (1.07)***	***$ 0.13***	***$ (0.35)***
Economic Return on Undepreciated Book Value*	**9.1 %**	**1.7 %**	**2.3 %**	**3.0 %**	**2.1 %**	**(14.6)%**	**16.5 %**	**7.5 %**

Total Rate of Return:
Change in Stock Price for the period + Dividends declared for the period, divided by the beginning period Stock Price.

	2021	4Q'21	3Q'21	2Q'21	1Q'21	2020	2019	2018
Stock Price								
Beginning	$ 3.69	$ 4.26	$ 4.47	$ 4.47	$ 3.69	$ 6.23	$ 5.89	$ 6.17
Ending	$ 3.72	$ 3.72	$ 4.26	$ 4.47	$ 4.47	$ 3.69	$ 6.23	$ 5.89
Change in Stock Price	***$ 0.03***	***$ (0.54)***	***$ (0.21)***	***$ —***	***$ 0.78***	***$ (2.54)***	***$ 0.34***	***$ (0.28)***
Total Rate of Return	**11.7%**	**(10.3)%**	**(2.5)%**	**2.2 %**	**23.8 %**	**(37.2)%**	**19.4 %**	**8.4 %**

See Glossary and End Notes in the Appendix.
**Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix.*

37

Appendix

Non-GAAP Financial Measures

In addition to the results presented in accordance with GAAP, this supplemental presentation includes certain non-GAAP financial measures, including undepreciated earnings and undepreciated book value per common share. Our management team believes that these non-GAAP financial measures, when considered with our GAAP financial statements, provide supplemental information useful for investors as it enables them to evaluate our current performance using the same metrics that management uses to operate the business. Our presentation of non-GAAP financial measures may not be comparable to similarly-titled measures of other companies, who may use different calculations. Because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations of the non-GAAP financial measures included in this supplemental presentation to the most directly comparable financial measures prepared in accordance with GAAP should be carefully evaluated.

Undepreciated Earnings

Dollar Amounts in Thousands	2021	4Q'21	3Q'21	2Q'21	1Q'21	4Q'20
Net income attributable to Company's common stockholders	$ 144,176	$ 22,460	$ 36,861	$ 42,944	$ 41,911	$ 70,123
Add:						
Depreciation expense on operating real estate	4,381	2,237	1,655	296	193	—
Amortization of lease intangibles related to operating real estate	11,324	6,348	3,674	781	521	—
Undepreciated earnings	***$ 159,881***	***$ 31,045***	***$ 42,190***	***$ 44,021***	***$ 42,625***	***$ 70,123***
Weighted average shares outstanding - basic	379,232	379,346	379,395	379,299	378,881	377,744
Undepreciated earnings per common share	***$ 0.42***	***$ 0.08***	***$ 0.11***	***$ 0.12***	***$ 0.11***	***$ 0.19***

Undepreciated Book Value Per Common Share

Dollar Amounts in Thousands	4Q'21	3Q'21	2Q'21	1Q'21	4Q'20
Company's stockholders' equity	$ 2,341,031	$ 2,357,793	$ 2,321,161	$ 2,308,853	$ 2,301,202
Preferred stock liquidation preference	(557,125)	(561,027)	(521,822)	(521,822)	(521,822)
GAAP Book Value	1,783,906	1,796,766	1,799,339	1,787,031	1,779,380
Add:					
Cumulative depreciation expense on operating real estate	4,381	2,144	489	193	—
Cumulative amortization of lease intangibles related to operating real estate	11,324	4,976	1,302	521	—
Undepreciated book value	***$ 1,799,611***	***$ 1,803,886***	***$ 1,801,130***	***$ 1,787,745***	***$ 1,779,380***
Common shares outstanding - basic	379,405	379,286	379,372	379,273	377,744
GAAP book value per common share	$ 4.70	$ 4.74	$ 4.74	$ 4.71	$ 4.71
Undepreciated book value per common share	***$ 4.74***	***$ 4.76***	***$ 4.75***	***$ 4.71***	***$ 4.71***

See Glossary and End Notes in the Appendix.

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40See Glossary and End Notes in the Appendix. The following defines certain of the commonly used terms in this presentation: "Agency" refers to CMBS or RMBS representing interests in or obligations backed by pools of mortgage loans issued and guaranteed by a government sponsored enterprise (“GSE”), such as the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”), or an agency of the U.S. government, such as the Government National Mortgage Association (“Ginnie Mae”); "Average Interest Earning Assets" is calculated each quarter for the interest earning assets in our investment portfolio based on daily average amortized cost for the respective periods and excludes cash and cash equivalents and all Consolidated SLST assets other than those securities owned by the Company; "Average Financing Cost" is calculated by dividing annualized interest expense relating to our interest earning assets by average interest bearing liabilities, excluding our subordinated debentures, convertible notes, senior unsecured notes and mortgages payable on real estate; "BPL" refers to business purpose loans; "BPL-Bridge" refers to short-term business purpose loans collateralized by residential properties made to investors who intend to rehabilitate and sell the residential property for a profit; "BPL-Rental" refers to business purpose loans which finance (or refinance) non-owner occupied residential properties that are rented to one or more tenants; "Capital Allocation" refers to the net capital allocated (see Appendix - "Capital Allocation"); "CDO" or "collateralized debt obligation" includes debt that permanently finances the residential loans held in Consolidated SLST and the Company's residential loans held in securitization trusts and non-Agency RMBS re-securitization that we consolidate in our financial statements in accordance with GAAP; "CMBS" refers to commercial mortgage-backed securities comprised of commercial mortgage pass-through securities issued by a GSE, as well as PO, IO or mezzanine securities that represent the right to a specific component of the cash flow from a pool of commercial mortgage loans; "Company Recourse Leverage Ratio" represents total outstanding repurchase agreement financing plus subordinated debentures, convertible notes and senior unsecured notes divided by the Company's total stockholders' equity. Does not include collateralized debt obligations and mortgages payable on real estate as they are non-recourse debt to the Company; "Consolidated SLST" refers to a Freddie Mac-sponsored residential mortgage loan securitization, comprised of seasoned re-performing and non-performing residential mortgage loans, of which we own the first loss subordinated securities and certain IOs, that we consolidate in our financial statements in accordance with GAAP; "Consolidated SLST CDOs" refers to the debt that permanently finances the residential mortgage loans held in Consolidated SLST that we consolidate in our financial statements in accordance with GAAP; "Consolidated VIEs" refers to variable interest entities (“VIEs”) where the Company is the primary beneficiary, as it has both the power to direct the activities that most significantly impact the economic performance of the VIE and a right to receive benefits or absorb losses of the entity that could be potentially significant to the VIE and that the Company consolidates in its consolidated financial statements in accordance with GAAP; "DSCR" refers to debt service coverage ratio; "Economic Return" is calculated based on the periodic change in GAAP book value per share plus dividends declared per common share during the respective period; "Economic Return on Undepreciated Book Value" is calculated based on the periodic change in undepreciated book value per common share, a non-GAAP measure, plus dividends declared per common share during the respective periods. Glossary

41See Glossary and End Notes in the Appendix. "IOs" refers collectively to interest only and inverse interest only mortgage-backed securities that represent the right to the interest component of the cash flow from a pool of mortgage loans; "LTARV" refers to loan-to-after repair value ratio; "LTC" refers to loan-to-cost ratio; "LTV" refers to loan-to-value ratio; "Market Capitalization" is the outstanding shares of common stock and preferred stock multiplied by closing common stock and preferred stock market price as of the date indicated; "Mezzanine Lending" refers to the Company's preferred equity in, and mezzanine loans to, entities that have multi-family real estate assets; "MF" refers to multi-family; "MTM" refers to mark-to-market; "Net Interest Margin" is the difference between the Yield on Average Interest Earning Assets and the Average Financing Cost; "non-Agency RMBS" refers to RMBS that are not guaranteed by any agency of the U.S. Government or GSE; "POs" refers to mortgage-backed securities that represent the right to the principal component of the cash flow from a pool of mortgage loans; "Portfolio Recourse Leverage Ratio" represents outstanding repurchase agreement financing divided by the Company's total stockholders' equity; "RMBS" refers to residential mortgage-backed securities backed by adjustable-rate, hybrid adjustable-rate, or fixed-rate residential loans; "ROE" refers to return on equity; "RPL" refers to pools of seasoned re-performing, non-performing and other delinquent mortgage loans secured by first liens on one- to four-family properties; "S&D" refers to scratch and dent mortgage loans secured by a mortgage lien on a one- to four- family residential property intended by the originator to conform with Fannie Mae, Freddie Mac or other conduit standards but did not meet the originally intended origination guidelines due to errors in relevant documentation, credit underwriting of the borrower, consumer disclosures or other applicable requirements; "SF" refers to single-family; "Total Investment Portfolio" refers to the carrying value of investments actually owned by the Company (see Appendix – “Capital Allocation”); "Total Portfolio Leverage Ratio" represents outstanding repurchase agreement financing plus residential CDOs issued by the Company related to the strategy divided by the net capital allocated to the strategy; "Total Rate of Return" is calculated based on the change in price of the Company's common stock plus dividends declared per common share during the respective period; "Undepreciated Book Value" is a non-GAAP financial measure that represents the Company's GAAP book value excluding the Company's share of cumulative depreciation and lease intangible amortization expenses related to operating real estate; "Undepreciated Earnings" is a non-GAAP financial measure that represents GAAP net income (loss) attributable to Company's common stockholders excluding the Company's share in depreciation and lease intangible amortization expenses related to operating real estate; "W/A" refers to weighted average; and "Yield on Average Interest Earning Assets" is calculated by dividing annualized interest income relating to interest earning assets by Average Interest Earning Assets for the respective periods. Glossary

42See Glossary and End Notes in the Appendix. End Notes Slide 1 • Image(s) used under license from Shutterstock.com. Slide 3 • Image(s) used under license from Shutterstock.com. Slide 6 • Refer to Appendix - "Capital Allocation" for a detailed breakout of Capital Allocation and Total Investment Portfolio. Slide 7 • Image(s) used under license from Shutterstock.com. • Unencumbered assets represents investment securities and residential loans. • Refer to Appendix - "Capital Allocation" for a detailed breakout of Total Investment Portfolio. • Unrestricted cash, net of debt maturities in the next 30 days is calculated using cash and cash equivalents of $290 million as of December 31, 2021 less $138 million of cash required to redeem corporate debt maturing within the next 30 days. Slide 8 ◦ Image(s) used under license from Shutterstock.com. Slide 10 • Total Portfolio Size and Investment Allocation of the investment portfolio represent balances as of December 31, 2021 (see Appendix – “Capital Allocation”). Slide 12 • Acquisitions, Prepayments and Redemptions for the periods presented exclude previously held mezzanine lending investments that were recapitalized as joint venture equity investments in the fourth quarter of 2021. Slide 14 • Months of supply of home inventory for sale based on monthly sales pace as of December 31, 2021, sourced from National Association of Realtors. • BPL-Bridge, S&D and Mezzanine Lending/JV amounts represent the fair value of the assets as of December 31, 2021. • BPL-Bridge, S&D and Mezzanine Lending/JV percentages represent the percentage of the Total Investment Portfolio as of December 31, 2021 (see Appendix - "Capital Allocation"). • LTV (at cost) represents the weighted average loan-to-cost calculated using the initial loan amount at origination (exclusive of any debt service, rehab escrows and other escrows or other amounts not funded to the borrower at closing) and initial cost basis. Initial cost basis is calculated as the purchase cost for non-re-financed loans or the as-is-value for re-financed loans. • LTV (after repair) represents the weighted average loan-to-value calculated using the maximum loan amount and original after-repair value per the appraisal or broker price opinion obtained for the mortgage loan (only applicable for loans with rehab component). Slide 16 • Portfolio acquisitions represent the cost of assets acquired by the Company during the periods presented. Slide 17 • Unrestricted Cash represents cash and cash equivalents at quarter-end for each of the periods indicated less cash required to redeem corporate debt maturing within the next 30 days. • Total Investment Portfolio % represents Unrestricted Cash divided by the Total Investment Portfolio at quarter-end for each of the periods indicated. • Non-MTM Utilized represents the non-MTM repurchase agreement financing, residential loan securitizations and non-Agency RMBS re- securitization outstanding at quarter-end for each of the periods indicated. • Investment Securities represents the fair value of investment securities, available for sale held at quarter-end for each of the periods indicated. • Average yield represents the total yield on average interest earning assets for the periods indicated.

43See Glossary and End Notes in the Appendix. End Notes Slide 18 • Incremental EPS Growth Potential represents incremental undepreciated earnings per share on deployment of cash proceeds from Q1 2022 financing activities and is calculated as the product of the "Reinvestment ROE" and 50% of the cash proceeds from Q1 2022 financing activities divided by the weighted average common shares outstanding during the fourth quarter of 2021. These are based on management's current views and estimates, and the actual results may vary materially. See "Forward Looking Statements" at the beginning of this presentation for more information on forward looking statements. Slide 19 • MTM Repo includes MTM repurchase agreement financing. • Non-MTM Repo includes non-MTM repurchase agreement financing. • Securitization Financing includes residential loan securitizations and non- Agency RMBS re-securitization. • Unencumbered represents investment securities and residential loans. • Cash represents cash and cash equivalents at quarter-end for each of the periods indicated less cash required to redeem corporate debt maturing within the next 30 days. Slide 20 • As of December 31, 2021. Refer to Appendix - "Capital Allocation" for a detailed breakout of Total Investment Portfolio, Total Capital, and Net Capital. • Asset Value and Net Capital for Securities include Consolidated SLST securities owned by the Company with a fair value of $230 million and other non-Agency RMBS with a fair value of $128 million. • Portfolio Recourse Leverage Ratio represents outstanding repurchase agreement financing related to the strategy divided by the net capital allocated to the strategy. • Total Portfolio Leverage Ratio represents outstanding repurchase agreement financing plus residential CDOs issued by the Company related to the strategy divided by the net capital allocated to the strategy. • Average FICO and Average Coupon for RPL Strategy, BPL-Bridge Strategy , BPL-Rental Strategy and Performing Loan Strategy represent the weighted average borrower FICO score and weighted average gross coupon rate for residential loans held as of December 31, 2021. • Average LTV for RPL Strategy, BPL-Rental Strategy and Performing Loan Strategy represents the weighted average loan-to-value for residential loans held as of December 31, 2021. • Average LTV for BPL-Bridge Strategy represents the weighted average loan-to-after repair value for residential loans, calculated using the maximum loan amount and original after-repair value per the appraisal or broker price opinion obtained for the mortgage loan (only applicable for loans with rehab component). • Historical HPA represents year-over-year change from November 2020 to November 2021, sourced from S&P/Case-Shiller U.S. National Home Price Index. Slide 21 • Information shown in the RPL Performance Update table relates to loans held within the RPL strategy as of the dates indicated. • For loans purchased after June 30, 2018, percentages in the RPL Performance Update table were calculated using the total purchased legal balance of loans. For loans purchased prior to June 30, 2018, percentages were calculated using the legal balance of loans as of June 30, 2018. • For loans purchased after June 30, 2018, weighted average prices in the RPL Performance Update table were calculated using the purchased legal balance of loans, the fair value prices at purchase, and the fair value prices as of the dates indicated. For loans purchased prior to June 30, 2018, weighted average prices were calculated using the legal balance of loans as of June 30, 2018, the fair value prices as of June 30, 2018, and the fair value prices as of the dates indicated. • Prepaid loan purchase prices in the S&D Loan Prepayment Activity table represent the weighted average purchase price of S&D loans that experienced prepayment during the period indicated.

44See Glossary and End Notes in the Appendix. End Notes • Percentages in the S&D Loan Prepayment Activity table represent the annualized prepayment rate for the month indicated. Slide 22 • UPB represents the interest bearing balance of the BPL-Bridge strategy portfolio as of December 31, 2021. Average FICO and Average Coupon represent the weighted average borrower FICO score and weighted average gross coupon rate for loans within the BPL-Bridge strategy that were held as of December 31, 2021. • Average LTARV represents the weighted average loan-to-after repair value calculated using the maximum loan amount and original after-repair value per the appraisal or broker price opinion obtained for the mortgage loan (only applicable for loans with rehab component). • Average LTC represents the weighted average loan-to-cost calculated using the initial loan amount at origination (exclusive of any debt service, rehab escrows and other escrows or other amounts not funded to the borrower at closing) and initial cost basis. Initial cost basis is calculated as the purchase cost for non-re-financed loans or the as-is-value for re-financed loans. • Borrower Experience represents the weighted average historical number of investments or rehabilitation projects attributed to BPL-Bridge strategy borrowers that is used by the originator or asset manager in the underwriting or acquisition of the loan, as determined by that originator’s or asset manager’s underwriting criteria. • DQ 60+ refers to loans greater than 60 days delinquent. • Maturity represents the weighted average months to maturity for loans held within the BPL-Bridge strategy as of December 31, 2021. • Amounts underlying the Distribution of Project Rehab Costs table were calculated using the initial cost basis, construction estimate and the outstanding UPB as of December 31, 2021. Initial cost basis is calculated as the purchase cost for non-re-financed loans and the as-is-value for re- financed loans. Slide 23 • As of December 31, 2021. Refer to Appendix - "Capital Allocation" for a detailed breakout of Total Investment Portfolio, Total Capital, and Net Capital. • Refer to Appendix - "Reconciliation of Joint Venture Equity Investments" for a detailed breakout of the Company's equity investments in multi- family apartment communities. • Average DSCR and Average LTV of Multi-Family Loans represent the weighted average debt service coverage ratio and weighted average combined loan-to-value of the underlying properties, respectively, as of December 31, 2021. • Average coupon rate of Multi-Family Loans is a weighted average rate based upon the unpaid principal amount and contractual interest or preferred return rate as of December 31, 2021. • Average DSCR and Average LTV for Joint Venture Equity investments represent the debt service coverage ratio and loan-to-value of the underlying property, respectively, as of December 31, 2021. • Target IRR for Joint Venture Equity investments represents the range of estimated internal rates of return for the investments. Slide 24 • Rental growth rate in 2021 is calculated as the average annualized monthly change in per-unit rent in 2021 for the underlying properties of mezzanine lending and joint venture equity investments. • Balance represents investment amount as of December 31, 2021. • Coupon represents the weighted average coupon rate based upon the unpaid principal amount and contractual interest or preferred return rate. • Target IRR represents the estimated internal rate of return for the investments. • LTV represents the weighted average combined loan-to-value of the underlying properties as of December 31, 2021. • DSCR represents the weighted average debt service coverage ratio of the underlying properties as of December 31, 2021. Slide 25 • Originations represent the total initial investment amount made during the periods indicated. Slide 27 • Image(s) used under license from Shutterstock.com.

45See Glossary and End Notes in the Appendix. End Notes Slide 29 • Portfolio Total Avg. Interest Earning Assets, Portfolio Total Yield on Average Interest Earning Assets and Portfolio Net Interest Margin include amounts related to our “Other” portfolio not shown separately within the table. Slide 30 • Refer to Appendix - “Reconciliation of Net Interest Income" for reconciliation of net interest income for Single-Family and Multi-Family. • Total Interest Income, Total Interest Expense, and Total Net Interest Income include amounts related to our “Other” portfolio not shown separately within the table. Slide 31 • Unrealized gains on Consolidated SLST includes unrealized gains/losses on the residential loans held in Consolidated SLST and unrealized gains/losses on the CDOs issued by Consolidated SLST. Slide 36 • Outstanding shares used to calculate book value per common share for the quarter ended December 31, 2021 are 379,405,240. • Common stock issuance, net includes amortization of stock based compensation. • Net change in accumulated other comprehensive income relates to the reclassification of previously recognized unrealized gains/losses reported in other comprehensive income to net realized gains/losses in relation to the sale of investment securities and net unrealized gains/losses on our investment securities. Slide 49 • Image(s) used under license from Shutterstock.com.

Capital Allocation

At December 31, 2021 (Dollar Amounts in Thousands)	Single-Family [1]	Multi-Family	Other	Total
Residential loans	$ 3,575,601	$ —	$ —	$ 3,575,601
Consolidated SLST CDOs	(839,419)	—	—	(839,419)
Multi-family loans	—	120,021	—	120,021
Investment securities available for sale	128,019	33,146	39,679	200,844
Equity investments	—	191,238	48,393	239,631
Equity investments in consolidated multi-family properties [2]	—	261,639	—	261,639
Other investments [3]	38,749	—	—	38,749
Total investment portfolio carrying value	***$ 2,902,950***	***$ 606,044***	***$ 88,072***	***$ 3,597,066***
Repurchase agreements	$ (554,259)	$ —	$ —	$ (554,259)
Residential loan securitization CDOs	(682,802)	—	—	(682,802)
Convertible notes	—	—	(137,898)	(137,898)
Senior unsecured notes	—	—	(96,704)	(96,704)
Subordinated debentures	—	—	(45,000)	(45,000)
Cash, cash equivalents and restricted cash [4]	39,366	—	260,279	299,645
Other	29,612	(13,205)	(55,424)	(39,017)
Net Company capital allocated	***$ 1,734,867***	***$ 592,839***	***$ 13,325***	***$ 2,341,031***
Company Recourse Leverage Ratio [5]				***0.4x***
Portfolio Recourse Leverage Ratio [6]				***0.2x***

(1) The Company, through its ownership of certain securities, has determined it is the primary beneficiary of Consolidated SLST and has consolidated the assets and liabilities of Consolidated SLST in the Company's consolidated financial statements. Consolidated SLST is presented on our consolidated balance sheets as residential loans, at fair value and collateralized debt obligations, at fair value. Our investment in Consolidated SLST as of December 31, 2021 was limited to the RMBS comprised of first loss subordinated securities and IOs issued by the securitization with an aggregate net carrying value of $230.3 million.

(2) Represents the Company's equity investments in consolidated multi-family apartment communities. A reconciliation of the Company's equity investments in consolidated multi-family properties to the consolidated financial statements is included below in "Reconciliation of Joint Venture Equity Investments."

(3) Represents the Company's single-family rental properties.

(4) Excludes cash in the amount of $30.1 million and restricted cash in the amount of $8.1 million held in the Company's equity investments in consolidated multi-family apartment properties. Restricted cash is included in the Company's consolidated balance sheets in other assets.

(5) Represents total outstanding repurchase agreement financing, subordinated debentures, convertible notes and senior unsecured notes divided by the Company's total stockholders' equity. Does not include Consolidated SLST CDOs amounting to $839.4 million, residential loan securitization CDOs amounting to $682.8 million and mortgages payable on real estate amounting to $709.4 million as they are non-recourse debt for which the Company has no obligation.

(6) Represents outstanding repurchase agreement financing divided by the Company's total stockholders' equity.

See Glossary and End Notes in the Appendix.

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NYMT

47See Glossary and End Notes in the Appendix. Reconciliation of Net Interest Income Dollar Amounts in Thousands 4Q'21 3Q'21 2Q'21 1Q'21 4Q'20 Single-Family Interest income, residential loans $ 33,587 $ 31,488 $ 30,088 $ 27,630 $ 21,899 Interest income, investment securities available for sale 3,348 4,527 4,039 4,415 4,892 Interest income, Consolidated SLST 9,902 10,245 10,479 10,318 10,653 Interest expense, Consolidated SLST CDOs (6,764) (7,116) (7,151) (7,104) (7,408) Interest income, Single-Family, net 40,073 39,144 37,455 35,259 30,036 Interest expense, repurchase agreements (2,961) (3,110) (3,733) (4,040) (3,882) Interest expense, residential loan securitizations (4,871) (5,053) (5,015) (4,720) (4,440) Interest expense, non-Agency RMBS re-securitization — — — (283) (1,297) Net Interest Income, Single-Family $ 32,241 $ 30,981 $ 28,707 $ 26,216 $ 20,417 Multi-Family Interest income, investment securities available for sale $ 426 $ 798 $ 1,604 $ 1,751 $ 2,007 Interest income, preferred equity and mezzanine loan investments 3,341 3,449 4,130 4,401 5,024 Net Interest Income, Multi-Family $ 3,767 $ 4,247 $ 5,734 $ 6,152 $ 7,031

48See Glossary and End Notes in the Appendix. Reconciliation of Joint Venture Equity Investments Dollar Amounts in Thousands At December 31, 2021 Cash and cash equivalents $ 30,130 Real estate, net 978,834 Lease intangible, net (a) 39,769 Other assets 31,006 Total assets $ 1,079,739 Mortgages payable on real estate, net $ 709,356 Other liabilities 17,993 Total liabilities $ 727,349 Redeemable non-controlling interest in Consolidated VIEs $ 66,392 Non-controlling interest in Consolidated VIEs 24,359 Company's Net Equity Investment in Consolidated Joint Ventures (b) $ 261,639 Equity investments (c) $ 10,440 Company's Total Net Equity in Joint Ventures $ 272,079 (a) Included in other assets in the Company's consolidated balance sheets. (b) Represents the Company's net equity investment in consolidated multi-family apartment properties. (c) Represents the Company's equity investments in unconsolidated multi-family apartment properties.

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